Exhibit 10.1

Execution Copy

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement (this “Agreement”) is dated as of April 22, 2026, between Driven Lifestyle Group LLC, a Florida limited liability company (the “Seller”), and Motorsport Games Inc., a Delaware corporation (the “Company”).

WHEREAS, the Seller owns (i) 1,158,848 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and (ii) 700,000 shares (the “Class B Shares”) of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock), and the Company desires to purchase from the Seller, and Seller desires to sell to the Company, 904,395 shares of the Class A Common Stock (the “Class A Shares”; and together with all of the Class B Shares, the “Shares”) upon the terms and conditions hereinafter set forth herein (the “Share Repurchase”);

WHEREAS, the Seller was issued all 700,000 Class B Shares at the time of the effectiveness of the Company’s initial registration statement filed in connection with the Company’s IPO when the Seller acquired 700,000 of the Class A Shares;

WHEREAS, Article V, Section 8 of the Company’s Certificate of Incorporation, as amended, provides as follows:

“8. Relinquishment of Shares of Class B Common Stock. The sole holder of Class B Common Stock will initially have the right to acquire the same number of shares of Class B Common Stock as the number of shares of Class A Common Stock acquired by such holder at the time immediately prior to the effectiveness (the “Effective Time”) of the registration statement of the Corporation filed in connection with the IPO (the “Initial Class A Shares”). The number of the authorized shares of Class B Common Stock shall equal the number of shares of Class B Common Stock issued to such holder at the Effective Time. In the event such holder of Class B Common Stock relinquishes beneficial ownership of any of such holder’s Initial Class A Shares at any time, one share of Class B Common Stock held by such holder will be cancelled for each such share of Initial Class A Shares no longer beneficially owned by such holder or its affiliates. Any pledge of any shares of any shares of the Initial Class A Shares by such holder or its affiliates will not constitute a relinquishment of such beneficial ownership of the Initial Class A Shares. Such holder of shares of Class B Common Stock shall not have transfer, conversion, registration or economic rights with respect to such shares of Class B Common Stock (emphasis added)”; and

WHEREAS, in light of the fact that 700,000 of the Class A Shares being transferred pursuant to this Agreement constitute “Initial Class A Shares” within the meaning of Article V, Section 8 of the Company’s Certificate of Incorporation, upon the Seller’s transfer of such Class A Shares to the Company hereunder, all of the Class B Shares will be relinquished and cancelled.

NOW, THEREFORE, IN CONSIDERATION of the premises, the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Seller agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means an action, suit, inquiry, notice of violation, proceeding or investigation before or by any court, arbitrator, governmental or administrative agency or regulatory authority.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Miami, Florida are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in Miami, Florida are generally open for use by customers on such day.

“Bylaws” means the Company’s Bylaws, as amended.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Company’s obligation to pay the Purchase Price and (ii) the Seller’s obligation to deliver the Class A Shares, in each case, have been satisfied or waived; it being the intent of the parties to close as soon as possible following the mailing of the Information Statement to the Company’s stockholders.

“Company Counsel” means Blank Rome LLP, with offices located at 1271 Avenue of the Americas, New York, NY 10020.

“Information Statement” shall have the meaning set forth in Section 4.1 below.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

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“Purchase Price” means the aggregate amount to be paid for Class A Shares purchased hereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means ClearTrust, LLC located at 16540 Pointe Village Drive, Suite 210, Lutz, Florida 33558, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Seller agrees to sell, and the Company agrees to purchase from the Seller, the 904,395 Class A Shares owned by it at a purchase price per share equal to $4.11 (based on the five day average closing price of the Class A Common Stock). On the Closing Date, the Company shall deliver to the Seller, via wire transfer, immediately available funds equal to the Purchase Price, without deduction or setoff of any kind or amount. The Seller shall deliver the Shares to the Company by delivering executed stock powers, given that the Shares are uncertificated, and the Company and the Seller shall deliver the other items set forth in Section 2.2 deliverable at the Closing. The parties acknowledge that upon payment of the Purchase Price, all Class B Shares shall be relinquished and cancelled. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location (including remotely by electronic transmission).

2.2 Deliveries.

(a) On or prior to the Closing Date, the Seller shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Seller;

(ii) Seller’s wire instructions;

(iii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to return and deliver the Shares to the Company, which evidence shall be reasonably satisfactory to the Company and executed stock powers transferring the Shares to the Company; and

(iv) a certificate, dated and duly executed as of the Closing Date on behalf of the Seller by a duly authorized officer of the Seller that each of the conditions set forth in Section 2.2(a) and Section 2.2(b) have been satisfied.

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(b) In addition, as soon as practicable following the date hereof, the Seller shall deliver or cause to be delivered to the Company the following, each of which will take effect no earlier than the consummation of the transactions contemplated by this Agreement:

(i) Seller’s irrevocable written consent in its capacity as the holder of at least two thirds of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class, to amend Section A of Article IX of the Certificate of Incorporation to provide that the Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation in the manner now or hereafter prescribed in the Certificate of Incorporation, and by the laws of the State of Delaware, and all rights conferred upon stockholders in the Certificate of Incorporation, as so amended, are granted subject to this reservation, which consent shall be reasonably satisfactory to the Company;

(ii) Seller’s irrevocable written consent in its capacity as the holder of at least two thirds of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class, to amend Section B of Article IX of the Certificate of Incorporation to provide that the Bylaws may be altered, amended or repealed, or new bylaws adopted, by the Board of Directors or a simple majority of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, which consent shall be reasonably satisfactory to the Company;

(iii) Seller’s irrevocable written consent in its capacity as the holder of at least two thirds of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class, to amend Section C of Article VII of the Certificate of Incorporation to provide that any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders, which consent shall be reasonably satisfactory to the Company;

(iv) Seller’s irrevocable written consent, in its capacity as the holder of at least two thirds of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class, to amend Section 6.07 of the Bylaws to provide that the Bylaws may be altered, amended or repealed, or new bylaws adopted, by the Board of Directors or a simple majority of all of the then outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors, which consent shall be reasonably satisfactory to the Company;

(v) Seller’s irrevocable written consent in its capacity as the holder of at least two thirds of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class, to amend Section 2.07 of the Bylaws to provide that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders; and

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(vi) Seller’s executed proxy card for the Company’s 2026 Annual Meeting of Stockholders as voted in favor of Proposal No. 4 to approve the exercise of the warrants issued by the Company on July 29, 2024 to purchase up to an aggregate of 949,310 shares of Class A Common Stock under applicable rules and regulations of the Nasdaq Stock Market LLC and in favor of Proposal 2 to approve the increase in the Amended and Restated Motorsport Games Inc. 2021 Equity Incentive Plan to increase the number of shares of the Company’s Class A common stock available for awards under the Incentive Plan by 500,000 shares.

(c) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Seller the following:

(i) this Agreement duly executed by the Company;

(ii) the Purchase Price by wire transfer to the account specified in writing by the Seller; and

(iii) a certificate, dated and duly executed as of the Closing Date on behalf of the Company by a duly authorized officer of the Company that each of the conditions set forth in Section 2.2(c) have been satisfied.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the Seller’s representations and warranties contained herein;

(ii) all obligations, covenants and agreements of the Seller required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Seller of the items set forth in Section 2.2(a) of this Agreement; and

(iv) the delivery by the Seller of the items set forth in Section 2.2(b) of this Agreement prior to the Closing.

(b) The obligations of the Seller hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the Company’s representations and warranties contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Company of the items set forth in Section 2.2(c) of this Agreement.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date to the Seller as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors, a committee of the Board of Directors, or the Company’s stockholders in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state corporate and securities laws and regulations, such as the Delaware General Corporation Law), or by which any property or asset of the Company or a subsidiary is bound or affected.

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(d) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) that would reasonably be expected to prohibit or restrain the ability of the Company to enter into this Agreement or consummate the transactions contemplated hereby.

3.2 Representations and Warranties of the Seller. The Seller hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Good Standing. The Seller is duly organized, validly existing and in good standing under the laws of the State of Florida.

(b) Authorization; Enforcement. The Seller has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Seller and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Seller and no further action is required by the Seller, Seller’s manager’s or Seller’s members in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Seller and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No Conflicts. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Seller’s operating agreement, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon the Shares, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Seller is subject (including federal and state securities laws and regulations), or by which any property or asset of the Seller or a subsidiary is bound or affected.

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(d) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against or affecting the Seller, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) that would reasonably be expected to prohibit or restrain the ability of the Seller to enter into this Agreement or consummate the transactions contemplated hereby.

(e) No Liens. Seller owns the Shares and will transfer to the Company good title to the Shares, free and clear of any Liens.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Information Statement. The Company shall file an Information Statement on Form 14-C (“Information Statement”) with the SEC following receipt of the irrevocable written consents provided by Seller pursuant to Sections 2.2(b) (ii)-(v) above (the “Consents”).

4.2 Cancellation of Class B Shares. Upon consummation of the Share Repurchase, the Company shall instruct the Transfer Agent to cancel and retire the Class B Shares.

4.3 Corporate Actions. The Company covenants and agrees not to take or effect any of the corporate actions approved by the Consents prior to the later of: (i) the next Business Day following the Closing Date or (ii) after all requisite waiting periods for taking such corporate actions under SEC rules and regulations have passed. The Seller covenants and agrees not to take any action to withdraw, modify or supersede the Consents, provided the Closing of the transactions contemplated hereby occurs no later than the Second Business Day following the date the Company clears all comments on the Information Statement with the SEC.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Company.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day; (b) the next Business Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day; (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (d) upon actual receipt by the party to whom such notice is required to be given; provided, however, that any notice sent by means of clause (c) or (d) above must also be sent by email in accordance with any of clause (a) through (c) above. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Seller or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Seller (other than by merger).

5.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

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5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares for the applicable statute of limitations.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, such signature shall be deemed to have been duly and validly delivered and shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Seller and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13 Further Assurances. Each party to this Agreement shall execute and cause to be delivered to each other party to this Agreement such instruments and other documents, and shall take such other actions, as such other parties may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

5.14 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

5.15 Termination of Rule 10b5-1 Plan and Waiver of Restricted Period. The Company hereby: (i) acknowledges the Seller’s termination of its existing Rule 10b5-1 Plan, to facilitate the consummation of the transactions contemplated hereby; (ii) waives any and all restrictions on trading under its Code of Ethics or other policies, having found that Seller is entering into this Agreement to sell the Shares not on the basis of any material non-public information and that the transactions contemplated hereby are consistent in all material respects with the Seller’s objectives in entering into its Rule 10b5-1 Plan; and (iii) pre-clears Seller’s sale of the Shares to the Company as contemplated hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Share Repurchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SELLER: DRIVEN LIFESTYLE GROUP LLC		Address for Notices:
5972 NE 4th Avenue
Miami, FL 33137
By:	/s/ Mike Zoi
Name:	Mike Zoi	E-Mail:
Title:	Manager

COMPANY: MOTORSPORT GAMES INC.		Address for Notices:
3350 SW 148th Avenue, Suite 207
Miramar, FL 33027
By:	/s/ Stephen Hood
Name:	Stephen Hood	E-Mail:
Title:	Chief Executive Officer

with a copy to (which shall not constitute notice):
Attn:	Leslie Marlow, Esq.
Blank Rome LLP
1271 Avenue of the Americas
New York, NY 10020
E-Mail: